SECOND AMENDMENT TO SUBLICENSE AGREEMENT

This SECOND AMENDMENT TO SUBLICENSE AGREEMENT (this “Amendment”) is entered into as of January 30, 2019, by and between Nephros, Inc., a Delaware corporation (“Sublicensor”), and Camelbak Products, LLC (“Sublicensee”), and sometimes referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

A. Sublicensee and Sublicensor are parties to that certain Sublicense Agreement entered into as of May 6, 2015, (the “Agreement”), whereby the Parties agreed to an exclusive sublicense arrangement for the individual water treatment devices, referred to as “Sublicensed Products” in the Agreement.

B. The Parties have agreed to make certain amendments to the Agreement relating to the consideration of minimum fee payments.

NOW, THEREFORE, in consideration of the foregoing and of the mutual representations, warranties and covenants contained herein, the Parties agree as follows:

2.3 Payments.

(b) Sublicensee shall complete its $100,000 minimum fee obligation to Sublicensor for year 3 of the contract period ending May 6, 2018. $50,000 was paid in October of 2018 and balance of $50,000 will be paid in April of 2019. Minimum fee obligation for years 4-8 are eliminated and Sublicensee has no minimum fee obligation for any amount beyond the year 3 obligation. Upon completion of year 4 of the contract both parties agree to negotiate in good faith possible reintroduction of minimum fees with terms to be mutually agreed by both parties at that time.

C. No Further Amendment. Except as expressly modified hereby, the Agreement remains in full force and effect. In the event that any provision of this Amendment, or any provision of the Agreement as amended hereby, is or becomes legally ineffective, this shall not affect the validity of the remaining provisions hereof or thereof, and in lieu of the invalid provisions, the Parties shall agree upon a valid provision that approaches best the commercial purposes of the intended provision.

D. Counterparts; Facsimile Signatures. This Amendment may be executed in multiple counterparts, all of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document. Signatures provided by facsimile transmission shall be deemed to be original signatures.

E. Capitalized Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

[Signature page follows.]

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IN WITNESS WHEREOF, each Party has executed this Amendment as of the date first set forth above.

NEPHROS, INC.		CAMELBAK PRODUCTS, LLC.

By:	/s/ Andy Astor	By:	/s/ Greg Williamson
	Andy Astor		Greg Williamson
	Chief Financial Officer		President

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